AMENDMENT TO CONTRACT OF EMPLOYMENT

Between

Alliance International Reinsurance Company Limited of Lophitis Business Centre, 28th October Street, CY-3035 Limassol, Cyprus (hereinafter called “the Employer” or the Company” of the one part
and
Khader Hemsi of Villa 42. Sporadon Street 6, Armenochori, Ayios Tychonas, CY-4521 Limassol, Cyprus (hereinafter called “the Chief Executive Officer” or “Khader Hemsi”) of the other part

WHEREAS:-

A.	The parties hereto have entered into a contract of employment dated 30 June 2005 (hereinafter called “the Contract of Employment”).

B.	The parties hereto are desirous of amending the Contract of Employment in the manner herein below stated.

NOW THIS AMENDEMENT TO THE CONTRACT OF EMPLOYMENT WITNESSETH as follows:-

(1)	The duration of the Contract is amended and extended to expire on 30th June 2012 and

(2)	That all the other terms of the original contract are to be and remain the same

IN WITNESS whereof we have hereunto set our respective hands this 14th day of November 2007.

/s/ Marios Eliades /s/ Michaelis Polydorides	/s/ Khader Hemsi
Marios Eliades and Michaelis Polydorides By order of the Board For and on behalf of the Company	Khader Hemsi Chief Executive Officer

/s/ Jacqueline Sabbogh	/s/ Manolis Madjimanolis
Witness	Witness